Exhibit 8 Subsidiaries

The following table sets forth our significant subsidiaries in alphabetical order, equity interest and the subsidiaries'country of incorporation. In all cases our voting interest is equivalent to our equity interest.

Subsidiary	Equity Interest in %	Country of Incorporation
Mongstad Refining DA	79	Norway
SDS Holding AS	100	Norway
Statholding AS	100	Norway
Statoil AB	100	Sweden
Statoil Angola Block 15 AS	100	Norway
Statoil Angola Block 17 AS	100	Norway
Statoil Apsheron AS	100	Norway
Statoil BTC Finance AS	100	Norway
Statoil Coordination Center N.V.	100	Belgium
Statoil Danmark A/S	100	Denmark
Statoil Detaljhandel Skandinavia AS (1)	50	Norway
Statoil Dublin Bay AS	100	Norway
Statoil Forsikring AS	100	Norway
Statoil Ireland Ltd	100	Ireland
Statoil Metanol ANS	82	Norway
Statoil Norge AS	100	Norway
Statoil North Africa Gas AS	100	Norway
Statoil North Africa Oil AS	100	Norway
Statoil North America Inc.	100	United States of America
Statoil Pernis Invest AS	100	Norway
Statoil Sincor AS	100	Norway
Statoil UK Ltd	100	Great Britain
Statoil Venezuela AS	100	Norway

(1)The remaining shares are owned by SDS Holding AS